Exhibit 99.1

FOR IMMEDIATE RELEASE

SLEEP NUMBER CORPORATION TO ANNOUNCE
FIRST QUARTER 2021 RESULTS ON
APRIL 21ST

MINNEAPOLIS – (April 7, 2021) – Sleep Number Corporation (Nasdaq: SNBR) will release its first quarter results through April 3, 2021, after market close on Wednesday, April 21, 2021. Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT). To access the webcast, please visit the investor relations area of the Sleep Number website at https://ir.sleepnumber.com. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
Individuality is our foundation at Sleep Number. Our purpose driven company is comprised of over 5,000 passionate team members who are dedicated to our mission of improving lives by individualizing sleep experiences. Our 360® smart beds provide each sleeper with adjustable, personalized comfort for proven quality sleep. We have improved more than 13 million lives as we strive to advance society’s wellbeing through higher quality sleep.
Sleep science and data are the core of our innovations. Our award-winning 360 smart beds benefit from our proprietary SleepIQ® technology - learning from over 9 billion hours of highly accurate sleep data - to provide effortless comfort and individualized sleep health insights, including your daily SleepIQ® score.
For life-changing sleep, visit SleepNumber.com or one of our more than 600 Sleep Number® stores. More information is available on our newsroom and investor relations sites.

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Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com

Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com